POWER OF ATTORNEY
March 24, 2005

Each of the undersigned hereby appoints each of ALAN J. LACY, AYLWIN B. LEWIS,
WILLIAM C. CROWLEY, ANDREA L.
ZOPP, JAMES E. DEFEBAUGH, and each
of them severally with the power to act with or without the others, his or her true and lawful attorney-in-fact to:

(1) execute for and on behalf of the
undersigned, with respect to the undersigned's holdings of and transactions in securities of Sears Holdings Corporation (the "Company"),
Forms 3, 4 or 5 pursuant to Section 16(a) of the
Securities Exchange Act, as amended, and the rules thereunder (the "Exchange Act");

(2) do and perform any and all acts for
and on behalf of the undersigned which
may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States
Securities and Exchange Commission, any
stock exchange or quotation system or other self-regulatory authority; and

(3) take any other action of any type
whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in her/his discretion.

The undersigned hereby grants to such
attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution, resubstitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in Company securities, unless earlier revoked by the undersigned.


IN WITNESS WHEREOF, each of the undersigned
has caused this Power of Attorney to be executed
as of the date first set forth above.
/s/Edward S. Lampert
Edward S. Lampert
/s/Alan J. Lacy
Alan J. Lacy
/s/Aylwin B. Lewis
Aylwin B. Lewis
/s/Donald J. Carty
Donald J. Carty
/s/William C. Crowley
William C. Crowley
/s/Julian C. Day
Julian C. Day
/s/Michael A. Miles
Michael A. Miles
/s/Steven T. Mnuchin
Steven T. Mnuchin
/s/ Ann N. Reese
Ann N. Reese
/s/Thomas J. Tisch
Thomas J. Tisch

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